UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2025

RELAY THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39385	47-3923475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Hampshire Street
Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 370-8837

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RLAY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement

On June 3, 2025, Relay Therapeutics, Inc. (the “Company”) and ARE MA Region No. 58, LLC (the “Landlord”) entered into the Third Amendment (the “Lease Amendment”) to the Lease Agreement (the “Binney Street Lease”), dated November 12, 2019, by and between the Company and the Landlord. The Binney Street Lease is for 46,631 square feet of laboratory and office space located at 399 Binney Street, Cambridge, Massachusetts, which previously served as the Company’s corporate headquarters.

The term of the Biney Street Lease was scheduled to expire on April 30, 2029. The Lease Amendment will accelerate the termination date of the Binney Street Lease to the date (the “Early Termination Date”) thirty days after the date on which ARE MA Region No. 59, LLC (“ARE 59”), an affiliate of the Landlord, tenders possession of certain premises to the Company pursuant to the Kendall Square Lease (as defined below). The Company will continue to be responsible for the payment of all rent and other obligations due under the Binney Street Lease until the Early Termination Date. In consideration for entry into the Lease Amendment, the Company (i) paid the Landlord a lease modification payment of approximately $2.5 million and (ii) agreed to transfer the title of certain furniture, fixtures and equipment of the property to the Landlord.

Upon the Early Termination Date, the Company will lease from an affiliate of Landlord approximately 12,190 square feet of office space at Building 300, One Kendall Square, Cambridge, Massachusetts, under the Kendall Square Lease with a base term until February 28, 2030 (the “Kendall Square Lease”). In consideration for entry into the Kendall Square Lease, the Company paid the Landlord a relocation payment of approximately $3.5 million. The combined effect of terminating the Binney Street Lease and entering into the Kendall Square Lease will result in a reduction of approximately $16 million in rent expense over the course of the lease commitments.

The Company also continues to lease approximately 41,474 square feet of laboratory and office space at 60 Hampshire Street, Cambridge, Massachusetts, which currently serves as the Company’s corporate headquarters under a lease agreement and has a term through June 30, 2032.

The foregoing description of the terms of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Amendment, which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2025.

Item 1.02	Termination of a Material Definitive Agreement

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 of this Current Report on Form 8-K by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELAY THERAPEUTICS, INC.

Date: June 4, 2025	By:	/s/ Brian Adams
Brian Adams Chief Legal Officer